 EXHIBIT 99.1
  GENERAL FINANCE CORPORATION REPORTS FIRST QUARTER RESULTS FOR FISCAL YEAR 2020

PASADENA, CA – November 7, 2019 – General Finance Corporation (NASDAQ: GFN), a leading specialty rental services company offering portable storage, modular space and liquid containment solutions in North America and in the Asia-Pacific region of Australia and New Zealand (the “Company”), today announced its consolidated financial results for the first quarter ended September 30, 2019.

First Quarter 2020 Highlights
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Leasing revenues were $58.9 million, compared to $58.3 million for the first quarter of fiscal year 2019 .
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Leasing revenues, excluding the oil and gas sector and foreign currency exchange rates, increased by 14% over the first quarter of fiscal year 2019.
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Leasing revenues comprised 67% of total non-manufacturing revenues versus 62% for the first quarter of fiscal year 2019.
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Total revenues were $89.9 million, compared to $97.8 million for the first quarter of fiscal year 2019.
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Adjusted EBITDA was $25.1 million, compared to $27.0 million for the first quarter of fiscal year 2019.
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Adjusted EBITDA margin was 28% for both periods.
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Net income attributable to common shareholders was $5.0 million, or $0.16 per diluted share, compared to a net loss attributable to common shareholders of $9.1 million, or $0.33 per diluted share, for the first quarter of fiscal year 2019. Included in these results were a non-cash benefit of $1.0 million and a non-cash charge of $12.4 million in fiscal years 2020 and 2019, respectively, for the change in valuation of stand-alone bifurcated derivatives.
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Average fleet unit utilization was 77%, compared to 81% in the first quarter of fiscal year 2019.
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Consistent with our organic growth strategy, we opened one greenfield location in the Asia-Pacific region.
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Surpassed 100,000 units in combined lease fleet.

Management Commentary

“We are pleased to have started our fiscal year 2020 with strong performance at our core North American leasing operations,” said Jody Miller, President and Chief Executive Officer. “Pac-Van generated exceptional results, delivering an 18% year-over-year increase in leasing revenues, driven by overall strength in unit growth and average lease rate. Our liquid containment business recorded lower results for the quarter due to the moderation in oil and gas activity in Texas, and Royal Wolf delivered improved performance, driven by a 4% leasing revenue increase in local currency.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, added, “Our first quarter results were generally in line with our expectations, as we maintained our net leverage ratio at below four times.”

First Quarter 2020 Operating Summary

North America
Revenues from our North American leasing operations for the first quarter of fiscal year 2020 totaled $60.6 million, compared with $65.2 million for the first quarter of fiscal year 2019, a decrease of 7%. However, leasing revenues increased by 2% on a year-over-year basis. The increase extended across most sectors, but occurred primarily in the construction, commercial, retail and industrial sectors, while being substantially offset by a decrease in the oil and gas sector. Sales revenues decreased by 24%, primarily in the industrial, education and mining sectors. Fiscal year 2019 included $7.1 million in sales to four customers that were not repeated in fiscal year 2020. Adjusted EBITDA was $19.4 million for the first quarter of fiscal year 2020, as compared with $20.7 million for the prior year’s quarter, a decrease of 6%. Adjusted EBITDA from Pac-Van increased by 18% to $15.9 million, from $13.5 million in the first quarter of fiscal year 2019, and adjusted EBITDA from Lone Star decreased by 51% to $3.5 million, from $7.2 million in the year-ago quarter.

North American manufacturing revenues for the first quarter of fiscal year 2020 totaled $3.5 million and included intercompany sales of $1.3 million from products sold to our North American leasing operations. This compares to $4.3 million of total sales, including intercompany sales of $0.5 million during the first quarter of fiscal year 2019. On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA was approximately $0.3 million the first quarter of fiscal year 2020, as compared with $0.6 million for the year-ago quarter.

Asia-Pacific
Revenues from the Asia-Pacific region for the first quarter of fiscal year 2020 totaled $27.1 million, as compared with $28.8 million for the first quarter of fiscal year 2019, a decrease of 6%. However, on a local currency basis, total revenues increased by under 1%. The slight increase in revenues in local dollars was driven primarily by increased revenues in the mining, government and education sectors, and was substantially offset by decreases in the construction and utilities sectors. Leasing revenues decreased by 2% on a year-over-year basis, but increased by 4% on a local currency basis, driven primarily by increases in the transportation, consumer, industrial, retail, special events and education sectors, partially offset by a decrease in the mining sector. Adjusted EBITDA for the first quarter of 2020 was $6.8 million, comparable with the year-ago quarter. On a local currency basis, adjusted EBITDA increased by approximately 8%.

Balance Sheet and Liquidity Overview

At September 30, 2019, the Company had total debt of $405.9 million and cash and cash equivalents of $12.1 million, compared with $411.1 million and $10.4 million at June 30, 2019, respectively. At September 30, 2019, our North American leasing operations had $64.2 million available to borrow under its $260.0 million credit facility, and our Asia-Pacific leasing operations had, including cash at the bank, $24.3 million (A$36.0 million), available to borrow under its senior credit facility.

During the first quarter of fiscal year 2020, the Company generated cash from operating activities of $13.6 million, as compared to $4.0 million for the year-ago quarter. For the first quarter of fiscal year 2020, the Company invested a net $7.3 million ($8.1 million in North America and negative $0.8 million in the Asia-Pacific) in the lease fleet, as compared to $5.9 million in net fleet investment ($4.5 million in North America and $1.4 million in the Asia-Pacific) in the first quarter of fiscal year 2019.

Receivables were $53.7 million at September 30, 2019, as compared to $56.2 million at June 30, 2019. Days sales outstanding in receivables at September 30, 2019, for our Asia-Pacific and North American leasing operations were 37 and 49 days, as compared to 34 and 46 days, respectively, as of June 30, 2019.

Outlook

On our fourth quarter earnings conference call, we stated that we expected that consolidated revenues for fiscal year 2020 would be in the range of $370 million to $390 million and that consolidated adjusted EBITDA would be in the range of plus or minus 4% in fiscal year 2020 from fiscal year 2019. Based on our first quarter results, our revenue and adjusted EBITDA expectations for fiscal year 2020 remain unchanged. This outlook does not take into account the impact of any acquisitions that may occur during fiscal year 2020.

Conference Call Details

Management will host a conference call today at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time), to discuss the Company’s operating results. The conference call number for U.S. participants is (866) 901-5096, and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 2086720. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through November 25, 2019 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 2086720. After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of wholly-owned Royal Wolf (www.royalwolf.com.au), the leading provider of portable storage solutions in those regions. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings.  The Company also owns Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and, under the trade name Southern Fabrication Specialties (www.southernfabricationspecialties.com), other steel-related products in North America.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, increases in interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian resources industry or the U.S. oil and gas and construction industries, or a write-off of all or a part of our goodwill and intangible assets. These risks and uncertainties could cause actual outcomes and results to differ materially from those described in our forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by these cautionary statements. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact
Larry Clark
Financial Profiles, Inc.
310-622-8223
-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Quarter Ended September 30,
	2018	2019
Revenues
Sales:
Lease inventories and fleet	$35,636	$28,791
Manufactured units	3,838	2,173
	39,474	30,964
Leasing	58,318	58,933
	97,792	89,897

Costs and expenses
Cost of Sales:
Lease inventories and fleet (exclusive of the items shown separately below)	26,821	20,216
Manufactured units	3,098	1,827
Direct costs of leasing operations	22,354	22,858
Selling and general expenses	19,313	20,655
Depreciation and amortization	10,001	9,411

Operating income	16,205	14,930

Interest income	48	186
Interest expense	(8,625)	(7,324)
Change in value of bifurcated derivatives Convertible Note	(12,366)	992
Foreign exchange and other	(1,511)	(573)
	(22,454)	(6,719)

Income (loss) before provision for income taxes	(6,249)	8,211

Provision for income taxes	1,915	2,260

Net income (loss)	(8,164)	5,951
Preferred stock dividends	(922)	(922)

Net income (loss) attributable to common stockholders	$(9,086)	$5,029

Net income (loss) per common share:
Basic	$(0.33)	$0.17
Diluted	(0.33)	0.16

Weighted average shares outstanding:
Basic	27,391,220	30,205,248
Diluted	27,391,220	31,340,432

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2019	September 30, 2019
Assets
Cash and cash equivalents	$10,359	$12,132
Trade and other receivables, net	56,204	53,682
Inventories	29,077	33,186
Prepaid expenses and other	9,823	12,380
Property, plant and equipment, net	22,895	24,263
Lease fleet, net	456,822	453,456
Operating lease assets	—	68,166
Goodwill	111,323	110,309
Other intangible assets, net	21,809	20,722
Total assets	$718,312	$788,296

Liabilities
Trade payables and accrued liabilities	$48,460	$46,636
Income taxes payable	506	354
Unearned revenue and advance payments	22,671	26,921
Operating lease liabilities	—	68,907
Senior and other debt, net	411,141	405,851
Fair value of bifurcated derivatives in Convertible Note	19,782	18,790
Deferred tax liabilities	38,711	40,251
Total liabilities	541,271	607,710

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 400,100 shares issued and outstanding (in series)	40,100	40,100
Common stock, $.0001 par value: 100,000,000 shares authorized; 30,471,406 shares issued and outstanding at June 30, 2019 and 30,573,863 at September 30, 2019	3	3
Additional paid-in capital	183,933	183,779
Accumulated other comprehensive loss	(18,755)	(21,007)
Accumulated deficit	(28,744)	(22,793)
Total General Finance Corporation stockholders’ equity	176,537	180,082
Equity of noncontrolling interests	504	504
Total equity	177,041	180,586
Total liabilities and equity	$718,312	$788,296

Explanation and Use of Non-GAAP Financial Measures

Earnings before interest, income taxes, impairment, depreciation and amortization and other non-operating costs and income (“EBITDA”) and adjusted EBITDA are non-U.S. GAAP measures. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations. In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the expenses excluded from our presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following tables show our adjusted EBITDA and the reconciliation from net income (loss) on a consolidated basis and from operating income (loss) for our operating segments (in thousands):

	Quarter Ended September 30,
	2018	2019
Net income (loss)	$(8,164)	$5,951
Add (deduct) —
Provision for income taxes	1,915	2,260
Change in valuation of bifurcated derivatives in Convertible Note	12,366	(992)
Foreign exchange and other	1,511	573
Interest expense	8,625	7,324
Interest income	(48)	(186)
Depreciation and amortization	10,103	9,512
Share-based compensation expense	678	683
Adjusted EBITDA	$26,986	$25,125

	Quarter Ended September 30, 2018				Quarter Ended September 30, 2019
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$2,416	$14,602	$488	$(1,466)	$2,703	$13,669	$176	$(1,666)
Add -
Depreciation and amortization	4,157	6,028	102	9	3,953	5,637	101	3
Share-based compensation Xexpense	192	81	6	399	183	117	9	374
Adjusted EBITDA	$6,765	$20,711	$596	$(1,058)	$6,839	$19,423	$286	$(1,289)
Intercompany adjustments				$(28)				$(134)